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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement
of ANSYS, Inc. on Form S-3 (File No.       ) of our report dated February 7,
1997 on our audits of the consolidated financial statements and financial schedule of ANSYS, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the period March 14, 1994 through December 31, 1994, which report is included in the annual report on Form 10-K of ANSYS, Inc. for the year ended December 31, 1996.

  We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Coopers & Lybrand L.L.P.
Pittsburgh, Pennsylvania
September 19, 1997